Exhibit 10.80


                    AMENDMENT NO. 1 TO SERIES C CONVERTIBLE
                       PREFERRED STOCK PURCHASE AGREEMENT

         This Amendment No.1 (the "Amendment") dated as of December 31, 2003, is made to that certain Series C Convertible Stock Purchase Agreement (the "Series C Stock Purchase Agreement") dated as of September 4, 2003, by and between INSCI Corp., a Delaware corporation (the "Company") and SCP Private Equity Partners II, L.P., a Delaware limited partnership (the "Investor"), and is executed by the Company, the Investor and CSSMK, LLC, a Massachusetts limited liability company with a principal place of business located at 38 Oriole Road, Medfield, MA 02052 ("CSSMK"). Capitalized terms not otherwise defined in this Amendment shall have the same meaning as set forth in the Series C Stock Purchase Agreement.

                                    RECITALS

         WHEREAS, the Company wishes to issue and sell additional shares of Series C Preferred Stock and CSSMK wishes to purchase the shares; and

         WHEREAS, the Company and the Investor desire to amend the Series C Stock Purchase Agreement to increase the total number of shares of Series C Preferred Stock authorized to be sold to 1,804,496, to include CSSMK as a party to the Series C Stock Purchase Agreement, and to update certain other information;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter contained, the parties, agreeing to be legally bound, hereto agree to the following:

           1. AMENDMENTS. Effective as of the date hereof, the following sections of the Series C Stock Purchase Agreement shall be amended by (i) adding the following sections and terms or (ii) if such sections and terms already exist in the Series C Stock Purchase Agreement, deleting such sections or terms in their entirety and replacing them with the following:

               1.1 DEFINITIONS. Together, the Investor and CSSMK shall be referred to as the "Investors". Any reference to the "Investor" in Sections 2 (including Sections 2.1-2.28), 3.2, 3.3, 3.5, 3.6, 3.7, 7.1, 7.2 and 7.10 shall be amended by deleting it and replacing it with the term "Investors".

               1.2 SECTION 1.1 (C). "Subject to the terms and conditions of this Agreement, CSSMK agrees to purchase, and the Company agrees to sell and issue to the CSSMK, 257,785 shares of the Series C Preferred Stock at a price per share of $1.9396, for an aggregate purchase price of $500,000 on December 31, 2003. The rights, privileges and preferences of the Series C Preferred Stock shall be as stated in the Designation."

               1.3 SECTION 1.3. CONSIDERATION. "(a) At the Closing, the Company shall deliver to the Investor, a certificate representing 515,571 shares of the Securities against payment of $1,000,000 of the Purchase Price by wire transfer. The remainder of the Securities shall be sold and issued to the Investor as follows: (a) 257,785 shares of the Securities against payment of $500,000 of the Purchase Price thirty days after the date of Closing (the "Closing Date"); (b)


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257,785 shares of the Securities against payment of $500,000 of the Purchase
Price sixty days after the Closing Date; (c) 257,785 shares of the Securities against payment of $500,000 of the Purchase Price ninety days after the Closing Date; and (d) 257,785 shares of the Securities against payment of $500,000 of the Purchase Price one hundred twenty days after the Closing Date (each such payment of the Purchase Price, a "Post-Closing Payment"). The due date of any Post-Closing Payment (and the corresponding sale and issuance of Securities) may be changed to an earlier date with the written consent of the Investors and the approval of a majority of the members of the Board of Directors of the Company (the "Board"). The Investor's obligation to make each Post-Closing Payment is conditioned upon the Investor's receipt of (i) a certificate, dated as of the date of such Post-Closing Payment, and signed by an executive officer of the Company, certifying that the representations contained in Section 2 of this Agreement, are true and correct at and as of such date; and (ii) a certificate representing the Securities being purchased on the date of such Post-Closing Payment.

         (b) On December 31, 2003, the Company shall deliver to CSSMK a certificate representing 257,785 shares of the Securities against payment of $500,000 by wire transfer or certified check."

               1.4 SECTION 3.4 INVESTMENT EXPERIENCE. "The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Investor also represents it has not been organized for the purpose of acquiring the Securities. CSSMK acknowledges that it is an investment company, and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities."

               1.5 SECTION 3.7 FURTHER LIMITATIONS ON DISPOSITION. "Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities or the Conversion Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the applicable provisions of the Amended and Restated Registration Rights Agreement and:

         (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

         (b) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and, if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances or unless required by a transfer agent.

Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer


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by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder. Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer by CSSMK to any of its Permitted Transferees (as defined under the Stockholders Agreement dated as of December 31, 2003 by and among the Company, SCP Private Equity Partners II, L.P. and CSSMK)."

               1.6 SECTION 7.7 NOTICES. "All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial overnight courier (with confirmation of receipt) or sent via facsimile (with confirmation of receipt), (a) in case of the Company, to the Company at Two Westborough Business Park, 200 Friberg Parkway, Suite 2000, Westborough, MA 01581 (Fax: (508) 870-5585), Attn: President, with a copy to Baratta & Goldstein, 597 Fifth Avenue, New York, NY 10017; (b) in the case of SCP Private Equity Partners II, L.P., to SCP Private Equity Partners II, L.P. at 435 Devon Park Drive, Building 300, Wayne, Pennsylvania 19087 (Fax: (610) 975-9546), Attention: General Counsel (or at such other address for a party as shall be specified by like notice), with a copy to Saul Ewing LLP, Centre Square West, 1500 Market Street, 38th Floor, Philadelphia PA 19102-2186 (Fax: (215) 972-1934), Attention: Charles C. Zall; in case of CSSMK, LLC, to 38 Oriole Road, Medfield, MA 02052, Attention: Henry F. Nelson, (Fax: (508) 359-4382), with a copy to Nelson & Roche, 60 McGrath Highway, Quincy, MA 02169, Attention: John Nelson, (Fax: (617) 770-0077). Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by facsimile shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address."



           2. MISCELLANEOUS. Except as amended hereby, the Series C Stock Purchase Agreement shall remain in full force and effect. This Amendment shall be governed by the laws of the State of Delaware, and may be executed in multiple counterparts, each of which shall be considered an original but all of which shall constitute one and the same agreement.


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         IN WITNESS WHEREOF, the parties have executed this Amendment to the
Series C Stock Purchase Agreement as of the date first above written.


                          COMPANY:

                          INSCI CORP.


                          By:  /s/ CYNTHIA RAE BOTSCH
                             -----------------------------------------
                          Name:   Cynthia Rae Botsch
                          Title:  Assistant Secretary

                          INVESTOR:

                          SCP PRIVATE EQUITY PARTNERS II, L.P.

                          By: SCP Private Equity II General Partner, L.P., its General Partner

                          By: SCP Private Equity II LLC


                          By:  /s/ YARON EITAN
                             -----------------------------------------
                          Name:  Yaron Eitan
                          Title: Manager


                          CSSMK:


                          CSSMK, LLC



                         By:   /s/ HENRY F. NELSON
                            -----------------------------------------
                         Name:    Henry F. Nelson
                         Title:   Manager


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